As filed with the Securities and Exchange Commission on June 22, 2001
                                                      Registration No. 333-55855


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            HUNTWAY REFINING COMPANY
             (Exact name of Registrant as specified in its charter)

              Delaware                                 95-4680045
      (State of Incorporation)             (I.R.S. Employer Identification No.)

                    c/o Valero Refining and Marketing Company
                                One Valero Place
                            San Antonio, Texas 78212
               (Address of Principal Executive Offices) (Zip Code)

                   1996 HUNTWAY EMPLOYEE INCENTIVE OPTION PLAN
                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                            Huntway Refining Company
                          25129 The Old Road, Suite 322
                            Newhall, California 91381
                                  312-861-2000
 (Name, address and telephone number, including area code, of agent for service)


                                   Copies to:

     Kimberly S. Bowers, Esq.                         Judy G. Gechman, Esq.
     Valero Refining and Marketing Company            Jenkens & Gilchrist, P.C.
     One Valero Place                                 1100 Louisiana, Suite 1800
     San Antonio, Texas  78212                        Houston, Texas  77002

                                EXPLANATORY NOTE



     Huntway Refining Company (the "Company") previously registered 5,957,750 shares of its common stock, $0.01 par value per share ("Common Stock"), on a Form S-8 (File No. 333-55855) which was filed with the Securities and Exchange Commission on June 2, 1998. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock which remain unsold under the 1996 Huntway Employee Incentive Option Plan and the 1998 Stock Incentive Plan. The offering under such Form S-8 has been terminated in connection with the merger of a wholly-owned subsidiary of Valero Refining and Marketing Company "Valero Refining") with and into the Company, with the Company surviving the merger as a privately-held corporation and a wholly-owned subsidiary of Valero Refining.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 20th day of June, 2001.


                                           HUNTWAY REFINING COMPANY

                                           /s/ William E. Greehey
                                           -------------------------------------
                                           William E. Greehey
                                           Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                         Title                                   Date
                ---------                         ----                                    ----


/s/ William E. Greehey
---------------------------                 Chief Executive Officer                   June 20, 2001
William E. Greehey                          and President


/s/ John D. Gibbons
---------------------------                 Executive Vice President and              June 20, 2001
John D. Gibbons                             Chief Financial Officer


/s/ Gary L. Arthur, Jr.
---------------------------                 Director                                  June 20, 2001
Gary L. Arthur, Jr.


/s/ S. Eugene Edwards
---------------------------                 Director                                  June 20, 2001
S. Eugene Edwards


/s/ John E. Hohnholt
---------------------------                 Director                                  June 20, 2001
John E. Hohnholt


/s/ Gregory C. King
---------------------------                 Director                                  June 20, 2001
Gregory C. King